UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 26, 2012

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina	27104
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (336) 768-8500

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 26, 2012, Southern Community Financial Corporation, Winston-Salem, N.C. (“Southern Community”) entered into an Agreement and Plan of Merger (the “Agreement”) with Capital Bank Financial Corp. (“CBF”) and Winston 23 Corporation (“Winston”), a wholly-owned subsidiary of CBF, pursuant to which Southern Community will merge with Winston and become a wholly-owned subsidiary of CBF (the “Merger”). The Agreement and the transactions contemplated by it has been approved by the Board of Directors of both CBF and Southern Community.

Subject to the terms and conditions set forth in the Agreement, each share of Southern Community Common Stock issued and outstanding at the effective time of the Merger (other than shares owned by Southern Community, CBF and certain of their subsidiaries) will be converted into the right to receive either $2.875 in cash or shares of CBF stock valued at $2.875, at a fixed exchange ratio (subject to certain adjustments). Southern Community shareholders may elect to receive their payment in cash or stock, subject to the requirement that the total consideration will consist of 40% cash and 60% stock. No fractional shares of CBF common stock will be issued in the Merger, with holders receiving cash (without interest) in lieu of fractional shares.

Each outstanding option to purchase shares of Southern Community common stock will be vested prior to the Merger and be paid in cash equal to the difference between the exercise price of the option and $2.875 and each share of Southern Community restricted stock will vest immediately prior to the Merger and all restrictions will immediately lapse. If holders of Southern Community Common Stock would be entitled to any fractional shares of CBF Common Stock, each holder who would otherwise have been entitled to a fraction of a share of CBF Common Stock shall be entitled to receive cash (without interest) in lieu of such fractional shares.

Southern Community shareholders will also be granted one non-transferable contingent value right (“CVR”) per share, with each CVR eligible to receive a cash payment equal to 75% of the excess, if any, of (i) $87 million over (ii) the amount of credit losses from Southern Community’s cumulative legacy loan portfolio and foreclosed assets for a period of five years from the closing date of the Merger, with a maximum payment of $1.30 per CVR. Payout of the CVR will be overseen by a special committee of the CBF Board. Southern Community shareholders may also receive an additional cash payment based on the terms of a potential repurchase by CBF of the securities issued by Southern Community to the United States Department of the Treasury.

Upon the closing of the Merger, Dr. William G. Ward, Sr., the Chairman of Southern Community’s Board of Directors, will join the Board of Directors of both CBF and its subsidiary bank (“Capital Bank”), and James G. Chrysson, the Vice Chairman of the Board of Southern Community, will join the Board of Capital Bank.

The obligations of Southern Community and CBF to consummate the merger are subject to certain conditions, including: (i) approval of the Merger by the shareholders of Southern Community; (ii) the effectiveness of CBF’s registration statement on Form S-1 filed in connection with the planned initial public offering of shares by CBF, and of a registration statement for the CBF common stock to be issued in the Merger; (iii) receipt of required regulatory approvals (and in CBF’s case, without the imposition of an unduly burdensome regulatory condition); (iv) the absence of any injunction or similar restraint enjoining or making illegal consummation of the Merger or any of the other transactions contemplated by the Agreement; (v) the continuing material truth and accuracy of representations and warranties made by the parties in the Agreement; and (vi) the performance in all material respects by each of the parties of its covenants under the Agreement. Some of these conditions may be waived by the party for whose benefit they were included in the Agreement. CBF’s obligation to close is subject to certain additional conditions, including the absence of a material adverse effect on Southern Community, the amendment or waiver of certain of Southern Community’s compensation-related agreements, and approval of the listing of the CBF common stock to be issued in the Merger.

The Agreement may be terminated, before or after receipt of shareholder approval, in certain circumstances, including: (i) upon the mutual consent of the parties; (ii) failure to obtain any required regulatory approval; (iii) by either party if the Merger is not consummated on or before September 26, 2012 if such failure is not caused by material breach of the Agreement; (iv) by either party if there is a material breach of the other party’s representations, warranties, or covenants, and the breach or change that is not cured within 30 days following notice by the complaining party to the complaining party’s reasonable satisfaction; (v) by CBF if Southern Community’s Board fails to recommend that shareholders approve the Agreement and the Merger, changes such recommendation or breaches certain non-solicitation covenants with respect to third party proposals; or (vi) by either party if the shareholders of Southern Community fail to approve the Agreement.

Under certain circumstances, Southern Community will be obligated to pay CBF a termination fee of $4 million and reimburse CBF up to $1 million for all expenses incurred by it in connection with the Agreement and the transactions contemplated thereby.

For additional information regarding the Agreement, reference is made to the copy of that document which is incorporated herein by reference and included as Exhibit 2.1 to this Current Report on Form 8-K. The Agreement is not intended to provide any other financial information about Southern Community, CBF or their respective subsidiaries and affiliates. The foregoing discussion is qualified in its entirety by reference to the Agreement. The Agreement includes representations and warranties each party has made to the other. The assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules the parties delivered to each other when they executed the Agreement. Certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders and investors, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise, and investors should not rely on the representations and warranties for any other purpose.

About Southern Community Financial Corporation

Southern Community Financial Corporation is headquartered in Winston Salem, North Carolina and is the holding company of Southern Community Bank and Trust, a community bank with twenty-two banking offices throughout North Carolina.

Southern Community Financial Corporation’s common stock and trust preferred securities are listed on the NASDAQ Global Select Market under the trading symbols SCMF and SCMFO, respectively. Additional information about Southern Community is available on our website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

About Capital Bank Financial Corp.

Capital Bank Financial Corp. is a national bank holding company that was incorporated in the State of Delaware in 2009. CBF has raised approximately $900 million of equity capital with the goal of creating a regional banking franchise in the southeastern region of the United States. CBF has previously invested in First National Bank of the South, MetroBank of Dade Country, Turnberry Bank, TIB Financial Corp., Capital Bank Corporation and Green Bankshares, Inc. CBF is the parent of Capital Bank N.A., a national banking association with approximately $6.5 billion in total assets and 143 full-service banking offices throughout southern Florida and the Florida Keys, North Carolina, South Carolina, Tennessee and Virginia. CBF is also the parent company of Naples Capital Advisors, Inc., a registered investment advisor.

Information in this document contains forward-looking statements. Such forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “believe,” or “continue,” or the negative thereof or other variations thereof or comparable terminology. These statements involve risks and uncertainties that could cause actual results to differ materially from anticipated results or other expectations expressed in the forward-looking statements, including without limitation, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, the outcome of any legal proceedings that may be instituted following the announcement of the merger agreement, the inability to complete the transactions contemplated by the merger agreement for any reason, including the failure to obtain any required approvals, failure to achieve the expected benefits of the proposed transaction, the effect of the announcement or the consummation of the proposed transaction on any relationships with third parties, including customers, risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, any costs, fees and expenses associated with the proposed transaction, market and economic conditions, the management of our growth, the risks associated with loan portfolio and real estate holdings, local economic conditions affecting retail and commercial real estate, ability to integrate our management into our acquired institutions without encountering potential difficulties, geographic concentration in the southeastern region of the United States, the potential for the interests of the other shareholders of Capital Bank, N.A. to differ from those of the Company, restrictions imposed by Capital Bank, N.A.’s loss sharing agreements with the FDIC, the assumptions and judgments required by loss share accounting and the acquisition method of accounting, competition within the industry, dependence on key personnel, government legislation and regulation, the risks associated with identification, completion and integration of any future acquisitions, risks related to technology and information systems, risks associated with the limited liquidity of CBF’s common stock, and the other risks and uncertainties discussed in SCMF’s SEC Filings, including its Annual Report on Form 10-K for the year ended December 31, 2011. Neither the Company nor Southern Community undertakes any duty to update any forward-looking statements except as required by law.

Additional Information About this Transaction

In connection with the proposed transaction, CBF intends to file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Southern Community Financial Corporation (“SCMF”) and that also constitutes a prospectus of CBF. CBF and SCMF also plan to file other relevant documents with the SEC regarding the proposed transaction. THE SHAREHOLDERS OF SCMF ARE URGED TO READ THE PROXY STATEMENT/ OFFERING CIRCULAR AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders of SCMF will be able to obtain a free copy of the proxy statement / prospectus (when available) and the other documents filed by CBF and SCMF with the SEC at the SEC’s website at http://www.sec.gov, and filed by SCMF by accessing SCMF’s website at http://www.smallenoughtocare.com under the heading "Investor Relations" or by directing a request by telephone or mail to Southern Community Financial Corporation, 4605 Country Club Road, Winston-Salem, North Carolina 27104-3521, Attention: Corporate Secretary, (336) 768-8500.

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE OR JURISDICTION. NO OFFERING OF SECURITIES SHALL BE MADE EXCEPT BY MEANS OF A PROSPECTUS MEETING THE REQUIREMENTS OF SECTION 10 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED.

Participants in the Solicitation

SCMF and its directors, executive officers, certain members of management, and employees may have interests in the proposed transaction or be deemed to be participants in the solicitation of proxies of SCMF’s shareholders to approve the matters necessary to be approved to facilitate the proposed transaction. Certain information regarding the participants and their interest in the solicitation is set forth in the proxy statement for SCMF’s Annual Meeting of Shareholders filed with the SEC on April 13, 2011. Shareholders may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus relating to the proposed transaction when it becomes available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger by and among Southern Community Financial Corporation, Capital Bank Financial Corp. and Winston 23 Corporation dated March 26, 2012*

*All schedules to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Southern Community hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

March 28, 2012	By: /s/ James Hastings
Name: James Hastings
Title: Executive Vice President and Chief Financial Officer